Exhibit 1.1

LPL Holdings, Inc.

$500,000,000 4.900% Senior Notes due 2028

$500,000,000 5.150% Senior Notes due 2030

$500,000,000 5.750% Senior Notes due 2035

Underwriting Agreement

April 1, 2025

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, North Carolina 28202

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

LPL Holdings, Inc., a Massachusetts corporation (the “Company”) and wholly-owned subsidiary of LPL Financial Holdings Inc., a Delaware corporation (the “Guarantor”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 4.900% Senior Notes due 2028 (the “2028 Notes”), $500,000,000 principal amount of its 5.150% Senior Notes due 2030 (the “2030 Notes”) and $500,000,000 principal amount of its 5.750% Senior Notes due 2035 (the “2035 Notes” and, together with the 2028 Notes and the 2030 Notes, the

“Securities”). The Securities will be issued pursuant to an Indenture, dated as of November 17, 2023 (the “Base Indenture”) among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by a Sixth Supplemental Indenture to be dated as of April 3, 2025 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture to be dated as of April 3, 2025 (the “Seventh Supplemental Indenture”) and an Eighth Supplemental Indenture to be dated as of April 3, 2025 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”), and will be guaranteed on a senior basis by the Guarantor (the “Guarantee”).

On March 28, 2025, the Company entered into an equity purchase agreement (the “Acquisition Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, the Company will acquire (the “Acquisition”) Commonwealth Financial Network. The net proceeds from the offering of the Securities, together with the net proceeds from the Guarantor’s underwritten public offering of 4,687,500 shares of its common stock announced on March 31, 2025, available cash and available borrowings under the Company’s revolving credit facility, will be used to finance the Acquisition and, to the extent that any proceeds remain thereafter, for general corporate purposes.

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Guarantor and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File Nos. 333-285503 and 333-285503-01), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:05 P.M., New York City time on April 1, 2025, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated April 1, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of (i) the 2028 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.554% of the principal amount thereof, (ii) the 2030 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.286% of the principal amount thereof and (iii) the 2035 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.979% of the principal amount thereof, in each case, plus accrued interest, if any, from April 3, 2025 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made electronically at 10:00 A.M., New York City time, on April 3, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto. Any review by any Representative or any Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantor, as the case may be, or any other person.

3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company and the Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Organization and Good Standing. The Company, the Guarantor and each of their respective subsidiaries have been duly incorporated or formed, as applicable, are validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, have the corporate, limited liability company or partnership power, as applicable, and authority to own their respective property and to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Time of Sale Information, and, with respect to the Company and the Guarantor only, to enter into and perform their respective obligations under each of this Agreement, the Indenture, the Securities and the Guarantee (collectively, the “Transaction Documents”). The Company, the Guarantor and each of their respective subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition, or results of operations (a “Material Adverse Effect”) of the Guarantor and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other ownership interest of the Guarantor’s subsidiaries (including the Company) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor free and clear of all liens, encumbrances, equities or claims, except (i) such as are described in the Registration Statement, the Prospectus and the Time of Sale Information or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(h) The Securities. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture.

(i) The Guarantee. The Guarantee has been duly authorized by the Guarantor; when the Securities have been authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee will constitute a valid and binding agreement of the Guarantor enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(j) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Each of the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture has been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor, and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Base Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture will conform in all material respects (i) to the descriptions thereof in the Registration Statement, the Prospectus and the Time of Sale Information and (ii) to the requirements of the Trust Indenture Act.

(k) Form and Description of the Transaction Documents. The Securities and the Guarantee will on the Closing Date be in the form contemplated by the Indenture. Each Transaction Document conforms in all material respects to the description thereof in the Registration Statement, the Prospectus and the Time of Sale Information.

(l) Capitalization. At December 31, 2024, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Guarantor and its subsidiaries would have the capitalization as set forth in the Time of Sale Information and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Time of Sale Information and the Prospectus or upon exercise or settlement of outstanding equity-based awards described in the Time of Sale Information and the Prospectus).

(m) No Violation or Default; No Conflicts. None of the Company, the Guarantor or any of their respective subsidiaries is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) in the due performance or observance of any term, covenant or condition contained under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them is bound (including the credit agreement governing the Company’s senior credit facility, as amended, and the indentures governing the Company’s 4.625% Senior Notes due 2027, 5.700% Senior Notes due 2027, 6.750% Senior Notes due 2028, 4.000% Senior Notes due 2029, 5.200% Senior Notes due 2030, 4.375% Senior Notes due 2031, 6.000% Senior Notes due 2034 and 5.650% Senior Notes due 2035, respectively) or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body or other authority having jurisdiction over the Guarantor or any of its subsidiaries’ assets, except, in the case of clauses (ii) and (iii) above, for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole. The execution, delivery and performance by the Company and the Guarantor of this Agreement and the Indenture, the issuance and delivery of the Securities by the Company, the issuance of the Guarantee by the Guarantor and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Time of Sale Information (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive documents of the Company or the Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, any Existing Instrument, and (iii) assuming compliance by the Underwriters with all applicable foreign, state, securities or “Blue Sky” laws, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Guarantor or any of its subsidiaries, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of its subsidiaries.

(n) No Consents Required. No consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and the Guarantor’s execution, delivery and performance of this Agreement or the Indenture, the issuance and delivery of the Securities by the Company, the issuance of the Guarantee by the Guarantor or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Time of Sale Information, except such as have been obtained or made by the Company or the Guarantor, as applicable, and are in full force and effect.

(o) No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, operations, assets, financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Time of Sale Information, (i) the Guarantor and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Guarantor has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or other equity interests, short term debt or long term debt of the Guarantor and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the Time of Sale Information, respectively.

(p) Legal Proceedings. Except as described in the Registration Statement, the Prospectus, and the Time of Sale Information, there are no legal or governmental proceedings (“Actions”) pending or, to the Company’s and the Guarantor’s knowledge, threatened to which the Guarantor, any of its subsidiaries or, to the Company’s and the Guarantor’s knowledge, any officer or director of the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject, which, if determined adversely to the Guarantor, any of its subsidiaries, any officer or director, would, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Guarantor to perform their obligations under this Agreement, the Indenture, or the Securities or to consummate the transactions contemplated by the Registration Statement, the Prospectus and the Time of Sale Information; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q) Certain Environmental Matters. The Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Time of Sale Information and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i) through (iii) where such non-compliance with Environmental

Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, result in a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(r) Investment Company Act. The Company and the Guarantor are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) No Unlawful Payments. (i) None of the Company, the Guarantor or their respective subsidiaries, or any director or officer thereof, or, to the Company’s or Guarantor’s knowledge, any affiliate, employee, agent or representative of, or other person associated with, the Company, the Guarantor or any of their respective subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made or taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, unlawful payment, benefit or anything else of value, directly or indirectly, to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-bribery or anti-corruption laws or (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; (ii) the Guarantor and its subsidiaries and affiliates have conducted and will conduct their businesses in compliance with all provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable anti-corruption laws, have not committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws.

(t) Compliance with Anti-Money Laundering Laws. (i) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or self-regulatory agency (collectively, the “Anti-Money Laundering Laws”), and (ii) no action, suit or proceeding by or before any court or governmental or self-regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened, except, in the case of clause (ii) in respect of any action, suit or proceeding by or before any self-regulatory agency, authority or body, as would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(u) No Conflicts with Sanctions Laws. (i) None of the Company, the Guarantor or any their respective subsidiaries, or any director or officer thereof, or, to the Company’s and the Guarantor’s knowledge, any employee, agent, affiliate or representative of the Company, the Guarantor or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

a.

the subject of any sanctions administered or enforced by the U.S. government, including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control; the United Nations Security Council; the European Union; His Majesty’s Treasury; or other relevant sanctions authority (collectively, “Sanctions”), or

b.

located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and other Covered Regions (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

a.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions;

b.	to fund or facilitate any activities of or business in any Sanctioned Country or

c.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past ten years, the Guarantor and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

(v) Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information and have audited the Guarantor’s and its subsidiaries’ internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Guarantor within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States); and any non-audit services provided to the Guarantor and its subsidiaries by Deloitte & Touche LLP have been approved by the audit committee of the board of directors of the Guarantor.

(w) Financial Statements. The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and subject, in the case of any such unaudited interim financial statements, to changes resulting from normal year-end adjustments. The financial data set forth or incorporated by reference in the Time of Sale Information and the Prospectus under the caption “Summary—Summary Consolidated Financial and Other Data” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the related audited and unaudited financial statements contained or incorporated by reference in the Time of Sale Information and the Prospectus. The statistical and market related data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information are based on or derived from sources that the Company and the Guarantor believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(x) Intellectual Property. The Guarantor and its subsidiaries own or possess adequate rights to all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) currently employed by them in connection with the business now operated by them, and neither the Guarantor nor any of its subsidiaries has received any notice of any claim with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole. To the knowledge of the Company and the Guarantor, (i) the Intellectual Property of the Guarantor and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person and (ii) none of the Guarantor or its subsidiaries is infringing or misappropriating the Intellectual Property of any third party, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(y) Licenses and Permits; Compliance with Laws. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information and as would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole, (i) the Guarantor, each of its subsidiaries and each officer, director and employee of the Guarantor or such subsidiaries possess all registrations, memberships, licenses, certificates, permits, consents, orders, approvals and other authorizations (collectively “Regulatory Licenses”) from, and have made all required declarations and filings with, all federal, state, local and other governmental authorities, foreign regulatory authorities, self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary or required to conduct their respective businesses (including as a broker-dealer, investment adviser, introducing broker or otherwise, as applicable); (ii) there is no action pending or, to the knowledge of the Company or the Guarantor nor any of its subsidiaries, threatened, that would reasonably be expected to lead to the revocation, limitation, suspension or restriction of any such Regulatory Licenses and (iii) the Guarantor and its subsidiaries are in compliance with all laws, regulations and self-regulatory organization rules as applicable in the conduct of their respective businesses as conducted as of the date hereof.

(z) Title to Real and Personal Property. The Guarantor and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered in Section 3(x) hereof) owned by them which is material to the business of the Guarantor and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(aa) Taxes. The Guarantor and each of its subsidiaries have filed all federal, state and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon and any other assessment, fine or penalty levied against the Guarantor or any of its subsidiaries, to the extent that any of the foregoing is due and payable (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Guarantor), and no tax deficiency has been determined adversely to the Guarantor or any of its subsidiaries which, individually or in the aggregate, has had (nor does the Guarantor nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Guarantor or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole. The Guarantor has made adequate charges, accruals and reserves in accordance with U.S. GAAP in the applicable financial statements referred to in Section 3(w) hereof in respect of all material federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Guarantor or any of its subsidiaries has not been finally determined.

(bb) Insurance. The Guarantor and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Guarantor or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Guarantor and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Guarantor or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Guarantor nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Guarantor nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the Time of Sale Information.

(cc) No Stabilization. Neither the Company nor the Guarantor has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(dd) Solvency. Each of the Company and the Guarantor is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ee) Sarbanes-Oxley Act. The Guarantor and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ff) Accounting Controls. The Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Guarantor and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(gg) Disclosure Controls. The Guarantor and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the chief executive officer and chief financial officer of the Guarantor by others within the Guarantor or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Guarantor’s auditors and the audit committee of the board of directors of the Guarantor have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which would adversely affect the Guarantor’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Guarantor’s internal controls; and since December 31, 2024, there have been no changes in internal controls or in other factors that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(hh) Margin Rules. Neither the Guarantor nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ii) Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect to the Guarantor and its subsidiaries, taken as a whole (i) each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Guarantor and its subsidiaries are in compliance with ERISA and (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Guarantor, its subsidiaries or any of their “ERISA Affiliates” (as defined below) (other than events for which the thirty (30) day advanced notice period has been waived). Neither the Guarantor or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, except to the extent such liability has not and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect to the Guarantor and its subsidiaries, taken as a whole. Each “employee benefit plan” established or maintained by the Guarantor or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is subject to a favorable determination or opinion letter upon which it may rely and, to the Company’s and Guarantor’s knowledge, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Guarantor or a subsidiary of the Guarantor, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Guarantor or such subsidiary is a member.

(jj) Financial Regulatory Matters. Each of LPL Financial LLC and LPL Enterprise, LLC (i) is duly registered with the Commission as a broker-dealer, (ii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and (iii) has not received notice from any federal, state, local, foreign or other governmental authority or self-regulatory organization of any alleged violation of any law, regulation or rule or other circumstance which could reasonably be expected to have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(kk) No Labor Disputes. No material labor dispute with the employees of the Guarantor or any of its subsidiaries exists, or, to the knowledge of the Company and the Guarantor, is threatened or imminent; and neither the Company nor the Guarantor is aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, individually or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(ll) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of Guarantor or any affiliate of the Guarantor, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Guarantor or any affiliate of the Guarantor, on the other hand, which is required by the Exchange Act to be disclosed in an annual report on Form 10-K which is not so disclosed in the Registration Statement, the Prospectus and the Time of Sale Information. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Guarantor or any controlled affiliate of the Guarantor to or for the benefit of any of the officers or directors of the Guarantor or any affiliate of the Guarantor or any of their respective family members.

(mm) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) Open Source Software. Except as would not have a Material Adverse Effect, (i) the Guarantor and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Guarantor nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Guarantor or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Guarantor or any of its subsidiaries or (B) any software code or other technology owned by the Guarantor or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(oo) Compliance with Data Security Obligations. Except as would not have a Material Adverse Effect, (i) the Guarantor and each of its subsidiaries have complied and are presently in compliance with the Guarantor’s internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Guarantor or any of its subsidiaries of personal, personally identifiable, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Guarantor has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no pending, or to the knowledge of the Company or the Guarantor, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation.

(pp) Cybersecurity; Data Protection. Except as would not have a Material Adverse Effect, the Guarantor and each of its subsidiaries have taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Guarantor’s and its subsidiaries’ businesses. Except as would not have a Material Adverse Effect, such information technology systems are adequate for, and operate and perform as required in connection with the operation of the business of the Guarantor and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Without limiting the foregoing, the Guarantor and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Guarantor’s and its subsidiaries’ businesses (“Breach”). Except as would not have a Material Adverse Effect, there has been no such Breach, and the Guarantor and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(qq) Status under the Securities Act. The Guarantor or the Company, as applicable, has paid the registration fee for this offering pursuant to Rule 457 under the Securities Act.

(rr) Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Company has not received any notice of breach or termination of the Acquisition Agreement.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Guarantor or the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Guarantor will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Effect. No event or condition of a type described in Section 3(o) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and the Guarantor who has specific knowledge of the Company’s or the Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Ropes & Gray LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, the Guarantor and their respective subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. Each of the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) that arise out of, or are based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein it being understood and agreed that the only such information furnished by such Underwriter through the Representatives consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto). Each of the Company and the Guarantor hereby acknowledges that the only information that the Underwriters through the Representatives has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph and the tenth paragraph under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus.

(c) Notice and Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under paragraph (a) or (b) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified person, from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule 1 hereto, and not joint.

(e) Limitation on Liability; Non-Exclusive Remedies. The Company and the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by such Underwriter with respect to the offering of the Securities, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that on the advice of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (provided, that, the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (v) and (viii) hereof shall not exceed $25,000), and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If this Agreement shall be terminated by the Representatives pursuant to Section 9 or because of any failure or refusal on the part of the Company or the Guarantor to deliver the Securities as provided herein, or if for any reason the Company or the Guarantor shall be unable to perform their respective obligations under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters, upon demand, for all documented out-of-pocket costs and expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Guarantor.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., on behalf of the Underwriters, and any such action taken by Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, NY 10036 (fax: (212) 507-8999), Attn: Investment Banking Division; Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, (fax: 646-291-1469); Citizens JMP Securities, LLC at 600 Montgomery Street, Suite 1100, San Francisco, California 94111; Truist Securities, Inc. at 50 Hudson Yards, 70th Floor, New York, New York 10001 (fax: 404-926-5027), Attn: Investment Grade Debt Capital Markets and U.S. Bancorp Investments, Inc. at 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202 (fax: 704-335-2393), Attn: Credit Fixed Income. Notices to the Company and the Guarantor shall be given to them at 4707 Executive Drive, San Diego, California 92121, Attention: Secretary.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and the Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

LPL HOLDINGS, INC.

By:	/s/ Brett Goodman
Name: Brett Goodman
Title: Treasurer

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Brett Goodman
Name: Brett Goodman
Title: Treasurer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

MORGAN STANLEY & CO. LLC
CITIGROUP GLOBAL MARKETS INC.
CITIZENS JMP SECURITIES, LLC
TRUIST SECURITIES, INC.
U.S. BANCORP INVESTMENTS, INC.

Acting severally on behalf of themselves and the several Underwriters listed in Schedule 1 hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Michele Goodenough
Name: Michele Goodenough
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordinger
Name: Robert Nordinger
Title: Managing Director

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Julie Brendel
Name: Julie Brendel
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Aggregate Principal Amount of 2028 Notes to be Purchased	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2035 Notes to be Purchased
Morgan Stanley & Co. LLC	$162,500,000	$162,500,000	$162,500,000
Citigroup Global Markets Inc.	$50,000,000	$50,000,000	$50,000,000
Citizens JMP Securities, LLC	$50,000,000	$50,000,000	$50,000,000
Truist Securities, Inc.	$50,000,000	$50,000,000	$50,000,000
U.S. Bancorp Investments, Inc.	$50,000,000	$50,000,000	$50,000,000
BofA Securities, Inc.	$35,000,000	$35,000,000	$35,000,000
Goldman Sachs & Co. LLC	$22,500,000	$22,500,000	$22,500,000
M&T Securities, Inc.	$22,500,000	$22,500,000	$22,500,000
Capital One Securities, Inc.	$20,000,000	$20,000,000	$20,000,000
Huntington Securities, Inc.	$20,000,000	$20,000,000	$20,000,000
CIBC World Markets Corp.	$7,500,000	$7,500,000	$7,500,000
Barclays Capital Inc.	$5,000,000	$5,000,000	$5,000,000
Academy Securities, Inc.	$2,500,000	$2,500,000	$2,500,000
Samuel A. Ramirez & Company, Inc.	$2,500,000	$2,500,000	$2,500,000

Total:	$500,000,000	$500,000,000	$500,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated April 1, 2025, substantially in the form of Annex B.

Annex B

Form of Pricing Term Sheet

Annex C

Form of Opinion of Counsel for the Company and the Guarantor